Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2012 Share Option Plan of PolyPid Ltd. of our report dated March 6, 2024, with respect to the consolidated financial statements of PolyPid Ltd. and its subsidiaries included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Haifa, Israel	/s/ KOST FORER GABBAY & KASIERER
July 2, 2024	A Member of EY Global